Exhibit 4.48

LIMITED GENERAL CONTINUING GUARANTY
[Handy & Harman Guaranty]

This LIMITED GENERAL CONTINUING GUARANTY (this “Guaranty”), dated as of February 14, 2008, is executed and delivered by each of the parties listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the Form of Supplement attached hereto as Annex 1, as guarantors (collectively, the “Guarantors”, and each individually, a “Guarantor”), in favor of ABLECO FINANCE LLC, a Delaware limited liability company, as arranger and administrative agent for the below defined Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), in light of the following:

WHEREAS, Bairnco Corporation, a Delaware corporation (“Parent”), each of Parent’s Subsidiaries identified on the signature pages thereto (such Subsidiaries are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the below defined Lenders, and Agent have entered into that certain Credit Agreement dated as of July 17, 2007 (including all annexes, exhibits and schedules thereto and as amended, restated, supplemented or otherwise modified, from time to time, the “Credit Agreement”);

WHEREAS, Parent has requested that the Agent consent to an amendment to the Credit Agreement, dated as of the date hereof ("Amendment No. 1"), which provides, among other things, for the amendment of certain financial covenants;

WHEREAS, each Guarantor is an Affiliate of one or more of the Borrowers and, as such, will benefit by virtue of the financial accommodations extended to Borrowers by the Lender Group under the Credit Agreement and Amendment No. 1; and

WHEREAS, in order to induce the Lender Group to enter into Amendment No. 1 and to modify the Loan Documents and to extend other financial accommodations to Borrowers pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the below defined Lender Group to Borrowers, pursuant to the Loan Documents, each Guarantor has agreed to guaranty the Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, each Guarantor hereby agrees as follows:

1.           Definitions and Construction.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended by Amendment No. 1).  The following terms, as used in this Guaranty, shall have the following meanings:

“Agent” has the meaning set forth in the preamble to this Guaranty.

"Amendment No. 1" has the meaning set forth in the preamble to this Guaranty.

“Borrower” and “Borrowers” have the respective meanings set forth in the recitals to this Guaranty.

“Credit Agreement” has the meaning set forth in the recitals to this Guaranty.

“Guarantied Obligations” means the Obligations now or hereafter existing under any Loan Document, whether for principal, interest (including all interest that accrues after the commencement of any Insolvency Proceeding irrespective of whether a claim therefor is allowed in such case or proceeding), fees, expenses or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent or the Lenders in enforcing any rights under this Guaranty.  Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by the Borrowers to the Agent or the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Borrowers or any other guarantor.  Notwithstanding the foregoing, any legal fees which would otherwise constitute "Guarantied Obligations", shall not constitute "Guarantied Obligations" until 30 days after demand for payment of such fees is made by the Agent to any Loan Party.

“Guarantor” and “Guarantors” have the respective meanings set forth in the preamble to this Guaranty.

“Guaranty” has the meaning set forth in the preamble to this Guaranty.

"Guaranty Limit" means the lesser of (i) the aggregate amount of the Guarantied Obligations outstanding at the time the Agent seeks to enforce the obligations of the Guarantors hereunder in accordance with Section 4 hereof and (ii) $10,000,000 minus any optional prepayments by the Loan Parties of the Working Capital Term Loans; provided, that such prepayments shall not constitute mandatory prepayments under the Working Capital Credit Agreement (as in effect on the Amendment No. 1 Effective Date), shall not be made from the proceeds of an asset sale or the Steel Partners Junior Investment, and shall not be a Rights Offering Payment.

"Intercreditor Agreement" means the Intercreditor and Subordination Agreement, dated as of the date hereof, by and among Agent, Wachovia Bank, National Association, in its capacity as agent, and Steel Partners II, L.P., in its capacity as agent, as acknowledged and agreed by Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages to the Credit Agreement, and shall include any other Person made a party to the Credit Agreement in accordance with the provisions of Section 13.1 thereof (together with their respective successors and assigns).

“Lender Group” means, individually and collectively, each of the Lenders and Agent.

“New Subsidiary” has the meaning set forth in Section 22.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Supplement” has the meaning set forth in Section 22.

“Voidable Transfer” has the meaning set forth in Section 9.

(b)           Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and  “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Section, subsection, clause, schedule, annex and exhibit references herein are to this Guaranty unless otherwise specified.  Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of Guarantors and Agent.  Any reference herein to the satisfaction or payment in full of the Guarantied Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Guarantied Obligations other than contingent indemnification Guarantied Obligations and the full and final termination of any commitment to extend any financial accommodations under the Credit Agreement and any other Loan Document.  Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall be treated and have the same effect as if such Record was furnished in writing. The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.

2.           Guarantied Obligations.  Each Guarantor hereby, jointly and severally, irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group, as and for its own debt, until the final and indefeasible payment in full thereof, in cash, has been made, the due and punctual payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of such Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; provided that, notwithstanding the foregoing, the aggregate liability of the Guarantors hereunder shall not exceed the Guaranty Limit.

3.           Continuing Guaranty.  This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof.  To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lender Group in existence on the date of such revocation, and (d) any payment by any Borrower or from any source other than such Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of such Guarantor hereunder.  Notwithstanding the foregoing, the aggregate liability of the Guarantors hereunder shall not exceed the Guaranty Limit.

4.           Performance Under this Guaranty; Termination.  Upon the occurrence of (i) an Event of Default under Section 7.4 or Section 7.5 of the Credit Agreement or (ii) any other Event of Default and, in the case of this clause (ii), if such Event of Default exists twelve (12) months after the date of its occurrence, each Guarantor immediately shall cause, as applicable, payment in respect of the Guarantied Obligations to be made in immediately available funds in an amount not to exceed the Guaranty Limit (or such lesser amount for which Agent may have demanded hereunder) by wire transfer in accordance with such wire transfer instructions as Agent may provide to Guarantors.  Except as otherwise provided, this Guaranty shall terminate, and no Guarantor shall have any further liability in respect hereof, from and after the date on which (a) the Release Conditions have been satisfied, (b) the Replacement Conditions have been satisfied or (c) the Credit Agreement has been terminated and all Obligations have been paid in full.  Notwithstanding anything herein to the contrary, this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guarantied Obligations is rescinded or must otherwise be returned by Agent or any other member of the Lender Group upon the commencement of an Insolvency Proceeding by or against any Loan Party or otherwise, all as though such payment had not been made.

5.           Primary Obligations.  This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions.  Each Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group, that the obligations of such Guarantor hereunder are independent of the obligations of Borrowers or any other guarantor, and that a separate action may be brought against any Guarantor, whether such action is brought against any Borrower or any other guarantor or whether any Borrower or any other guarantor is joined in such action.  Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group of whatever remedies they may have against any Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by any member of the Lender Group.  Each Guarantor hereby agrees that any release which may be given by Agent to any Borrower or any other guarantor, or with respect to any property or asset subject to a Lien, shall not release such Guarantor.   Each Guarantor consents and agrees that no member of the Lender Group shall be under any obligation to marshal any property or assets of any Borrower or any other guarantor in favor of such Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6.           Waivers.

(a)           To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of any Borrower or of any other fact that might increase such Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; and (vi) all notices (except for notices of any Default or Event of Default under any of the Loan Documents if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

(b)           To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group to institute suit against any Borrower or any other guarantor or to exhaust any rights and remedies which any member of the Lender Group has or may have against any Borrower or any other guarantor.  In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations up to a maximum amount of the Guaranty Limit, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent or the Lender Group, as applicable, by such Guarantor.  Each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in full in cash, to the extent of any such payment) of any Borrower or by reason of the cessation from any cause whatsoever of the liability of any Borrower in respect thereof.

(c)           To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any right to assert against any member of the Lender Group, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against any Borrower or any other party liable to any member of the Lender Group; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group including any defense based upon an election of remedies by any member of the Lender Group; and (iv) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor’s liability hereunder.

(d)           Until the Guarantied Obligations, subject to the amount of the Guaranty Limit, have been paid in full in cash, (i) each Guarantor hereby agrees to subordinate any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance such Guarantor has or may have as against any Borrower with respect to the Guarantied Obligations, subject to the amount of the Guaranty Limit, unless and until all Guarantied Obligations have been paid in full; (ii) each Guarantor hereby agrees to subordinate any right to proceed against any Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations, subject to the amount of the Guaranty Limit, unless and until all Guarantied Obligations have been paid in full; and (iii)  each Guarantor also hereby waives any right to proceed or to seek recourse against or with respect to any property or asset of any Borrower.

(e)           If any of the obligations of any Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property (subject to Permitted Priority Liens), any member of the Lender Group may elect, in its sole discretion, upon a default with respect to the obligations of such Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of such Guarantor or any other Guarantor hereunder.  Each Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by any member of the Lender Group to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of such Guarantor against any Borrower or other guarantors or sureties, and (b) absent the waiver given by such Guarantor herein, such an election would estop any member of the Lender Group from enforcing this Guaranty against such Guarantor.  Understanding the foregoing, and understanding that each Guarantor hereby is relinquishing a defense to the enforceability of this Guaranty, each Guarantor hereby waives any right to assert against any member of the Lender Group any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by any member of the Lender Group to nonjudicially foreclose on any such mortgage or deed of trust.  Each Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which each Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against any Borrower or other guarantors or sureties. Each Guarantor also agrees that the “fair market value” provisions of Section 580a of the California Code of Civil Procedure (and any similar law of New York or any other applicable jurisdiction) shall have no applicability with respect to the determination of each Guarantor’s liability under this Guaranty.

(f)           Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor waives all rights and defenses that such Guarantor may have if all or part of the Guarantied Obligations are secured by real property.  This means, among other things:

(i)           Any member of the Lender Group may collect from such Guarantor without first foreclosing on any real or personal property collateral that may be pledged by such Guarantor, any Borrower, or any other guarantor.

(ii)           If any member of the Lender Group forecloses on any real property collateral that may be pledged by such Guarantor, any Borrower or any other guarantor:

(1)
The amount of the Guarantied Obligations or any obligations of any guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2)
Agent may collect from such Guarantor even if any member of the Lender Group, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower or any other Guarantor.

This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have if all or part of the Guarantied Obligations are secured by real property.  These rights and defenses are based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure and any similar law of New York or any other jurisdiction.

(g)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR HEREBY WAIVES, TO THE MAXIMUM EXTENT SUCH WAIVER IS PERMITTED BY LAW, ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE §§ 2787, 2799, 2808, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2847, 2848, AND 2855, CALIFORNIA CODE OF CIVIL PROCEDURE §§ 580A, 580B, 580C, 580D, AND 726, AND CHAPTER 2 OF TITLE 14 OF THE CALIFORNIA CIVIL CODE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

(h)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER GROUP, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED SUCH GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY BORROWER BY THE OPERATION OF APPLICABLE LAW, INCLUDING §580D OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR ANY SIMILAR LAWS OF ANY OTHER APPLICABLE JURISDICTION.

(i)           Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor hereby also agrees to the following waivers:

(i)           Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Guarantied Obligations or any of the Loan Documents.  Each Guarantor waives all benefits and defenses it may have under California Civil Code Section 2810 or any similar laws in any other applicable jurisdiction and agrees that Agent’s rights under this Guaranty shall be enforceable even if Borrowers had no liability at the time of execution of the Loan Documents or the Guarantied Obligations are unenforceable in whole or in part, or any Borrower later ceases to be liable with respect to all or any portion of the Guarantied Obligations.

(ii)           Each Guarantor waives all benefits and defenses it may have under California Civil Code Section 2809 or any similar laws in any other applicable jurisdiction with respect to its obligations under this Guaranty and agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrowers are responsible.  The enforceability of this Guaranty against each Guarantor shall continue until the earliest to occur of (i) the payment in full of all sums due under the Loan Documents, (ii) the payment by the Guarantors of an aggregate amount equal to the Guaranty Limit or (iii) the earlier termination of this Guaranty pursuant to the terms of the Credit Agreement.  The enforceability of this Guaranty against each Guarantor shall not otherwise be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for any Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of any Borrower, any other guarantor of any Borrower’s obligations under any other Loan Document (other than the other Guarantors hereunder), any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Loan Documents.

(iii)           Each Guarantor waives all benefits and defenses it may have under California Civil Code §§ 2845, 2849 and 2850 or any similar laws of any other applicable jurisdiction with respect to its obligations under this Guaranty, including the right to require Agent to (A) proceed against any Borrower, any guarantor of any Borrower’s obligations under any Loan Document, any other pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for such Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against any Borrower, any other guarantor of any Borrower’s obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

(iv)           The paragraphs in this Section 6 which refer to certain sections of the California Civil Code are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty.

7.           Releases.  Each Guarantor consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, any member of the Lender Group may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Guarantied Obligations, or discharge the performance of the Guarantied Obligations, or may refuse to enforce the Guarantied Obligations, or otherwise elect not to enforce the Guarantied Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any of the other Loan Documents or may grant other indulgences to any Borrower or any other guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Guarantied Obligations, the Credit Agreement or any other Loan Document (including any increase or decrease in the principal amount of any Guarantied Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute any Borrower or  any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

8.           No Election.  The Lender Group shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group’s right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group, has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Lender Group under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Lender Group finally and unconditionally shall have realized indefeasible payment in full of the Guarantied Obligations, subject to the amount of the Guaranty Limit, by such action or proceeding.

9.           Revival and Reinstatement.  If the incurrence or payment of the Guarantied Obligations or the obligations of any Guarantor under this Guaranty by such Guarantor or the transfer by any Guarantor to Agent of any property of any Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

10.           Financial Condition of Borrower.  Each Guarantor represents and warrants to the Lender Group that it is currently informed of the financial condition of each Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations.  Each Guarantor further represents and warrants to the Lender Group that it has read and understands the terms and conditions of the Credit Agreement and each other Loan Document.  Each Guarantor hereby covenants that it will continue to keep itself informed of each Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

11.           Payments; Application.  All payments to be made hereunder by any Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Credit Agreement.

12.           Attorneys Fees and Costs.  Each Guarantor, jointly and severally, agrees to pay, on demand, all attorneys fees and all other costs and expenses which may be incurred by Agent or the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought, subject to and included in the Guaranty Limit, if demand for payment of such fees and expenses has been made by Agent to any Borrower or Borrowers and payment for such fees and expenses has not been received by Agent within 30 days of such demand.

13.           Notices.  All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent, or delivered in accordance Section 11 of the Credit Agreement.  All notices and other communications hereunder to any Guarantor shall be in writing and shall be mailed, sent, or delivered to Guarantors in care of Handy & Harmon at its address set forth on the signature pages hereto in accordance with Section 11 of the Credit Agreement.

14.           Cumulative Remedies.  No remedy under this Guaranty, under the Credit Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Loan Document, and those provided by law.  No delay or omission by the Lender Group or Agent on behalf thereof to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

15.           Severability of Provisions.  Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

16.           Entire Agreement; Amendments.  This Guaranty constitutes the entire agreement between Guarantors and the Lender Group pertaining to the subject matter contained herein.  This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Agent, on behalf of the Lender Group.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

17.           Successors and Assigns.  This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender Group; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent and any unconsented to assignment shall be absolutely null and void.  Notwithstanding the foregoing, in the event of the sale of any Guarantor, then upon the closing of such transaction, such Guarantor or Guarantors shall be released as a Guarantor hereunder, and this Guaranty shall terminate with respect to such Guarantor or Guarantors.  In the event of any assignment, participation, or other transfer of rights by the Lender Group, the rights and benefits herein conferred upon the Lender Group shall automatically extend to and be vested in such assignee or other transferee.

18.           No Third Party Beneficiary.  This Guaranty is solely for the benefit of each member of the Lender Group, and each of their successors and assigns and may not be relied on by any other Person.

19.           Choice Of Law And Venue; Jury Trial Waiver.

THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20.           Counterparts; Telefacsimile Execution.  This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty.  Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty.  Any party delivering an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

21.           Representations and Warranties.  Each Guarantor hereby represents and warrants as follows:

(a)                      Each Guarantor (i) is a corporation or limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth next to its name on the signature pages hereto, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and to consummate the transactions contemplated hereby and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(b)                      The execution, delivery and performance by each Guarantor of this Guaranty (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its by-laws or limited partnership agreement, or any applicable law or any material contractual restriction binding on or otherwise affecting it or its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties (other than Guarantors’ existing Loan and Security Agreements with each of Wachovia Bank, National Association and Steel Partners II, L.P.), and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval which is necessary to the conduct of its business.

(c)                      No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Guarantor of this Guaranty or any of the other Loan Documents to which the Guarantor is a party, except for the filing of any UCC financing statement or such other registrations, filings or recordings as may be necessary to perfect the Lien purported to be created by any Loan Documents to which the Guarantor is a party.

(d)                      Other than as disclosed in the filings of WHX Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, there is no pending or, to the knowledge of each Guarantor, threatened action, suit or proceeding affecting it or to which any of its properties is subject, before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could reasonably be expected to result in a material adverse change to any Guarantor or (ii) relates to this Guaranty or any transaction contemplated hereby.

22.           New Subsidiaries.  Each Subsidiary of a Guarantor acquired or created after the date hereof (each, a “New Subsidiary”), shall execute and deliver to Agent a Supplement substantially in the form of Annex 1 (a “Supplement”).  Upon the execution and delivery of the Supplement by such New Subsidiary, such New Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any Guarantor hereunder or of Agent or any Lender.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

23.           Subordination.  Notwithstanding anything to the contrary contained herein, the payment and satisfaction of the Guarantied Obligations is and shall be subordinate in right of payment to the Working Capital Debt (as defined in the Intercreditor Agreement) and is subject to the terms and conditions of the Intercreditor Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

GUARANTORS

HANDY & HARMAN, a New York corporation

By:	/s/
Title:

Address:	1133 Westchester Avenue, Suite N222 White Plains, NY 10604

OMG, INC., a Delaware corporation
By:	/s/
Title:

CONTINENTAL INDUSTRIES, INC., an Oklahoma corporation

By:	/s/
Title:

MARYLAND SPECIALTY WIRE, INC., a Delaware corporation

By:	/s/
Title:

HANDY & HARMAN TUBE COMPANY, INC., a Delaware corporation

By:	/s/
Title:

CAMDEL METALS CORPORATION, a Delaware corporation

By:	/s/
Title:

CANFIELD METAL COATING CORPORATION. A Delaware corporation

By:	/s/
Title:

MICRO-TUBE FABRICATORS, INC.. a Delaware corporation

By:	/s/
Title:

INDIANA TUBE CORPORATION, a Delaware corporation

By:	/s/
Title:

LUCAS-MILHAUPT, INC., a Wisconsin corporation

By:	/s/
Title:

HANDY & HARMAN ELECTRONIC MATERIALS CORPORATION, a Florida corporation

By:	/s/
Title:

SUMCO INC., an Indiana corporation

By:	/s/
Title:

OMG ROOFING, INC., a Delaware corporation

By:	/s/
Title:

OMNI TECHNOLOGIES CORPORATION OF DANVILLE, a New Hampshire corporation

By:	/s/
Title:

HANDY & HARMAN OF CANADA, LIMITED, an Ontario corporation

By:	/s/
Title:

ELE CORPORATION, a California corporation

By:	/s/
Title:

ALLOY RING SERVICE INC., a Delaware corporation

By:	/s/
Title:

DANIEL RADIATOR CORPORATION, a Texas corporation

By:	/s/
Title:

H&H PRODUCTIONS, INC., a Delaware corporation

By:	/s/
Title:

HANDY & HARMAN AUTOMOTIVE GROUP, INC., a Delaware corporation

By:	/s/
Title:

HANDY & HARMAN INTERNATIONAL, LTD., a Delaware corporation

By:	/s/
Title:

HANDY & HARMAN PERU, INC., a Delaware corporation

By:	/s/
Title:

KJ-VMI REALTY, INC., a Delaware corporation

By:	/s/
Title:

PAL-RATH REALTY, INC., a Delaware corporation

By:	/s/
Title:

PLATINA LABORATORIES, INC., a Delaware corporation

By:	/s/
Title:

SHEFFIELD STREET CORPORATION, a Connecticut corporation

By:	/s/
Title:

SWM, INC., a Delaware corporation

By:	/s/
Title:

WILLING B WIRE CORPORATION, a Delaware corporation

By:	/s/
Title:

SCHEDULE 1

Jurisdiction of Each Guarantor

Guarantor	Jurisdiction

Annex 1 to General Continuing Guaranty
Form of Supplement

Supplement No. __ (this “Supplement”) dated as of _______ to the General Continuing Guaranty dated as of February 14, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (each a “Guarantor” and collectively, the “Guarantors”), and ABLECO FINANCE LLC, in its capacity as agent for itself and the Lenders (as defined below) (in such capacity, “Agent”).

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated as of July 17, 2007, by and among the financial institutions from time to time parties thereto (the “Lenders”), Agent, Bairnco Corporation (“Parent”) and each of Parent’s Subsidiaries identified on the signature pages thereto as borrowers (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”) (including all annexes, exhibits and schedules thereto and as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lender Group (as defined therein) has agreed to make certain financial accommodations to Borrowers;

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guaranty, and if not defined therein, in the Credit Agreement;

WHEREAS, the Guarantors have entered into the Guaranty in order to induce the Lender Group to continue to make the financial accommodations to Borrowers; and

WHEREAS, pursuant to Section 22 of the Guaranty, each Subsidiary of any Guarantor acquired or created after the date of the Guaranty must execute and deliver the Guaranty, and the execution of the Guaranty by the undersigned new Guarantor or Guarantors (collectively, the “New Guarantor”) may be accomplished by the execution of this Supplement in favor of Agent for the benefit of the Lender Group.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Guarantor hereby agrees as follows:

SECTION 1.                                In accordance with Section 22 of the Guaranty, the New Guarantor, by its signature below, becomes a “Guarantor” under the Guaranty with the same force and effect as if originally named therein as a “Guarantor” and the New Guarantor hereby (a) agrees to all of the terms and provisions of the Guaranty applicable to it as a “Guarantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Guarantor” thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Guarantor does hereby, subject to the terms and conditions of the Guaranty, irrevocably and unconditionally guaranty to Agent, for the benefit of the Lender Group, as and for its own debt, until final payment in full thereof has been made, the payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection.

SECTION 2.                                The New Guarantor represents and warrants to the Agent and the Lenders that this Supplement has been duly executed and delivered by the New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether enforcement is being sought in equity or at law).

SECTION 3.                                This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.  Delivery of a counterpart hereof by facsimile or other electronic method of transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 4.                                The Guaranty shall remain in full force and effect as expressly supplemented hereby.

SECTION 5.                                This Supplement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of New York.

[remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the New Guarantor has duly executed this Supplement to the Guaranty as of the day and year first above written.

NEW GUARANTOR:	[NAME OF NEW GUARANTOR]

By:
Name:
Title: